UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue Buena, New Jersey	08310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2015, IGI Laboratories, Inc., a Delaware corporation (the “Company”), together with a wholly-owned subsidiary of the Company incorporated under the laws of Jersey (the “Company Subsidiary”, and together with the Company, the “Purchasers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) and certain other ancillary agreements with Concordia Pharmaceuticals Inc., S.à.r.l., Barbados Branch (the “Seller”), pursuant to which the Company acquired all rights, title and interests of the Seller in the existing inventory and certain contracts associated with three currently marketed injectable pharmaceutical products (Fortaz®, ZinacefTM, and Zantac® Injection) (the “Inventory”), and the Company Subsidiary acquired all rights, title and interests of the Seller in, among other things, certain other contracts, product registrations and books and records associated with those products (together with the Inventory and other assets acquired by the Company, the “Purchased Assets”). The transaction was also completed on October 5, 2015.

In consideration for the purchase of the Purchased Assets, the Purchasers paid the Seller an aggregate of $11,000,000 in cash and agreed to assume certain liabilities associated with the Purchased Assets. The Purchase Agreement includes customary representations, warranties and covenants by the Purchasers. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Seller and the Seller has agreed to indemnify the Purchasers against certain liabilities.

A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2015. The Company intends to seek confidential treatment for certain terms of the Purchase Agreement in connection with its filing in accordance with the procedures of the Securities and Exchange Commission. The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

A copy of the Purchase Agreement will be filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by this reference.

Item 8.01	Other Events.

On October 5, 2015, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of IGI Laboratories, Inc. dated October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: October 5, 2015	By:	/s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer